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As filed with the Securities and Exchange Commission on July 12, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	33-0885320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(858) 756-3023
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Lynn M. Hopkins
Chief Financial Officer
275 North Brea Boulevard
Brea, California 92821
(714) 671-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Stanley F. Farrar, Esq. Sullivan & Cromwell 1888 Century Park East Los Angeles, California 90067 (310) 712-6600	Allen Z. Sussman, Esq. Morrison & Foerster, LLP 555 West Fifth Street, Suite 3500 Los Angeles, California 90013 (213) 892-5200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐  _______

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-90198

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐  _______

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, no par value	345,000	$24.50	$8,452,500	$777.63

(1)
Includes 45,000 shares the underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for purposes of calculating the registration fee.
(3)
Pursuant to Rule 457(a).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed with respect to the common stock, no par value, of First Community Bancorp, a California corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective Registration Statement on Form S-3 (File No. 333-90198) originally filed by First Community Bancorp on June 11, 2002, and amended on June 27, 2002 and July 11, 2002, are incorporated into this Registration Statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits.

Exhibit No.	Description
5.1	Opinion of Sullivan & Cromwell.
23.1	Consent of KPMG LLP (with respect to First Community Bancorp).
23.2	Consent of KPMG LLP (with respect to First National Bank).
23.3	Consent of KPMG LLP (with respect to Professional Bancorp).
23.4	Consent of Moss Adams LLP (with respect to Professional Bancorp).
23.5	Consent of Vavrinek, Trine, Day & Co. LLP (with respect to Pacific Western National Bank).
23.6	Consent of Vavrinek, Trine, Day & Co. LLP (with respect to W.H.E.C., Inc.).
23.7	Consent of Sullivan & Cromwell (included within Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brea, state of California, on this 12th day of July, 2002.

FIRST COMMUNITY BANCORP
By:	/s/ LYNN M. HOPKINS Lynn M. Hopkins Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John M. Eggemeyer, III	Director and Chairman of the Board	July 12, 2002
* Matthew P. Wagner	President, Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2002
/s/ LYNN M. HOPKINS Lynn M. Hopkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2002
* Timothy B. Matz	Director	July 12, 2002
* Timothy L. Blixseth	Director	July 12, 2002
* Robert E. Herrmann	Director	July 12, 2002

* Robert A. Schoellhorn	Director	July 12, 2002
* Robert A. Stine	Director	July 12, 2002
* David S. Williams	Director	July 12, 2002
* Harold W. Clark	Director	July 12, 2002
* Stephen M. Dunn	Director	July 12, 2002
* Barry C. Fitzpatrick	Director	July 12, 2002
/s/ LYNN M. HOPKINS Lynn M. Hopkins * Attorney-in-fact.		July 12, 2002

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Sullivan & Cromwell.
23.1	Consent of KPMG LLP (with respect to First Community Bancorp).
23.2	Consent of KPMG LLP (with respect to First National Bank).
23.3	Consent of KPMG LLP (with respect to Professional Bancorp).
23.4	Consent of Moss Adams LLP (with respect to Professional Bancorp).
23.5	Consent of Vavrinek, Trine, Day & Co. LLP (with respect to Pacific Western National Bank).
23.6	Consent of Vavrinek, Trine, Day & Co. LLP (with respect to W.H.E.C., Inc.).
23.7	Consent of Sullivan & Cromwell (included within Exhibit 5.1).

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
Exhibit Index